Exhibit 99.1

AML Communications, Inc closes transaction to acquire Microwave Power, Inc.

CAMARILLO, CA – July 6, 2004 – AML Communications, Inc  (OTC Bulletin Board: AMLJ.OB) (the “Company”) announced today that it has closed the transaction to acquire Microwave Power, Inc (“MPI”).  MPI has a history of profitability and its management will continue to operate the business of MPI as a division of the company. The company plans to continue operations of the business of MPI from its current facility.

About AML Communications, Inc.

AML Communications, Inc. is a designer, manufacturer and marketer of low noise and high power amplifiers that address the Defense microwave markets. The Company’s Web site is located at http://www.amlj.com.

Further details relating to the transaction will be included in the Form 8-K filed by the Company with the Securities and Exchange Commission.

This press release may contain forward-looking statements, particularly as related to, among other things, the opportunities relating to MPI, the business plans of the Company, our ability to integrate MPI’s business successfully and the Company’s business strategy.  These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Sections 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Such forward-looking statements are based on current expectation, involve known and unknown risks, a reliance on third parties for information, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in documents we file from time-to-time with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results may differ materially from the Company’s expectations and estimates.